                                                                       Exhibit 9

                                                                           FINAL



______________________________________________________________________________



                             AMENDED AND RESTATED
                              PURCHASE AGREEMENT

                          Dated as of August 14, 2000

                                     Among

                          SYNAGRO TECHNOLOGIES, INC.

                                      and

                             GTCR FUND VII, L.P.,
                             GTCR CO-INVEST, L.P.,
                   TCW/CRESCENT MEZZANINE PARTNERS II, L.P.,
                       TCW/CRESCENT MEZZANINE TRUST II,
                       TCW LEVERAGED INCOME TRUST, L.P.,
                   TCW LEVERAGED INCOME TRUST II, L.P., AND
                      TCW LEVERAGED INCOME TRUST IV, L.P.



________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
Section 1.  Authorizations and Closings.......................................     2
            ---------------------------
        1A.   Authorization of the Stock......................................     2
              --------------------------
        1B.   August 2000 Closing.............................................     2
              -------------------
        1C.   Subsequent Closings.............................................     3
              -------------------

Section 2.  Conditions of Purchasers' Obligation at the August 2000 Closing...     4
            ---------------------------------------------------------------
        2A.   General Conditions..............................................     4
              ------------------
        2B.   Subordinated Loan Agreement.....................................     4
              ---------------------------
        2C.   Registration Agreement..........................................     4
              ----------------------
        2D.   Stockholders Agreement..........................................     4
              -----------------------
        2E.   Warrant.........................................................     4
              -------
        2F.   Fees and Expenses...............................................     5
              -----------------

Section 3.  General Conditions to Purchasers' Obligation to Make Purchases....     5
            --------------------------------------------------------------
        3A.   Representations and Warranties..................................     5
              ------------------------------
        3B.   No Default......................................................     5
              ----------
        3C.   Approved Use....................................................     5
              ------------
        3D.   Acquisitions....................................................     5
              ------------
        3E.   Certificates of Designation.....................................     6
              ---------------------------
        3F.   Opinion of Counsel to the Company...............................     6
              ---------------------------------
        3G.   Opinion of Company General Counsel..............................     6
              ----------------------------------
        3H.   Acquisition Opinions............................................     6
              --------------------
        3I.   Authorization; Listing..........................................     6
              ----------------------
        3J.   Closing Documents...............................................     6
              -----------------
        3K.   Compliance with Applicable Laws.................................     7
              -------------------------------


Section 4.  Covenants.........................................................     7
            ---------
        4A.   Financial Statements and Other Information......................     7
              ------------------------------------------
              (i)    Audit Report.............................................     7
                     ------------
              (ii)   Quarterly Reports........................................     8
                     ----------------
              (iii)  Monthly Reports..........................................     8
                     ---------------
              (iv)   Reports to SEC and to Shareholders.......................     8
                     ----------------------------------
              (v)    Notice of Default, Litigation and ERISA Matters..........     8
                     -----------------------------------------------
              (vi)   Management Reports.......................................     9
                     ------------------
              (vii)  Projections..............................................     9
                     -----------
              (viii) Other Information........................................     9
                     -----------------
        4B    Inspection of Property..........................................     9
              ----------------------
        4C.   Listing.........................................................    10
              -------
        4D.   Section 203 of the DGCL.........................................    10
              ----------------------

                                                                                Page
                                                                                ----
        4E.   [Reserved].....................................................    10
              ----------
        4F.   Restrictions...................................................    10
              ------------
        4G.   Affirmative Covenants..........................................    15
              ---------------------
        4H.   Current Public Information.....................................    15
              --------------------------
        4I.   Public Disclosures.............................................    15
              ------------------
        4J.   Unrelated Business Taxable Income..............................    16
              ---------------------------------
        4K.   Hart-Scott-Rodino Compliance...................................    16
              ----------------------------
        4L.   Rights Agreement...............................................    16
              ----------------
        4M.   [Reserved].....................................................    16
              ----------
        4N.   [Reserved].....................................................    16
              ----------
        4O.   Board of Director Nominations..................................    16
              -----------------------------

Section 5.  Transfer of Restricted Securities................................     16
            ---------------------------------

Section 6.  Representations and Warranties of the Company....................     17
            --------------------------------------------
        6A    Shareholders Consent...........................................     17
              --------------------
        6B.   Waiver of Vesting Upon Change in Control.......................     18
              ----------------------------------------
        6C.   Organization, Corporate Power and Licenses.....................     18
              ------------------------------------------
        6D.   Capital Stock and Related Matters..............................     18
              ---------------------------------
        6E.   Subsidiaries; Investments......................................     19
              -------------------------
        6F.   Authorization; No Breach.......................................     19
              ------------------------
        6G.   Financial Statements...........................................     20
              --------------------
        6H.   Absence of Undisclosed Liabilities.............................     21
              ----------------------------------
        6I.   No Material Adverse Change.....................................     21
              --------------------------
        6J.   Absence of Certain Developments................................     21
              -------------------------------
        6K.   Assets.........................................................     23
              ------
        6L.   Real Property..................................................     23
              -------------
              (a)  Owned Properties..........................................     23
                   ----------------
              (b)  Leased Properties.........................................     23
                   -----------------
              (c)  Real Property Disclosure..................................     24
                   ------------------------
        6M.   Tax Matters....................................................     24
              -----------
        6N.   Contracts and Commitments......................................     25
              -------------------------
        6O.   Intellectual Property Rights...................................     26
              ----------------------------
        6P.   Litigation, etc................................................     27
              ---------------
        6Q.   Brokerage......................................................     28
              ---------
        6R.   Governmental Consent, etc......................................     28
              -------------------------
        6S.   Insurance......................................................     28
              ---------
        6T.   Employees......................................................     28
              ---------
        6U.   Employee Benefit Plans.........................................     29
              ----------------------
        6V.   Compliance with Laws...........................................     30
              --------------------
        6W.   Environmental and Safety Matters...............................     30
              --------------------------------
        6X.   Affiliated Transactions........................................     31
              -----------------------
        6Y.   Real Property Holding Corporation Status.......................     32
              ----------------------------------------

                                                                                Page
                                                                                ----
        6Z.   Customers and Suppliers........................................    32
              -----------------------
        6AA.  Reports with the Securities and Exchange Commission............    32
              ---------------------------------------------------
        6BB.  Investment Company.............................................    32
              ------------------
        6CC.  Section 203 of the DGCL; Takeover Statute......................    32
              -----------------------------------------
        6DD.  Rights Agreement...............................................    33
              ----------------
        6EE.  Purchaser Warrants.............................................    33
              ------------------
        6FF.  Disclosure.....................................................    33
              ----------

Section 7.  Definitions......................................................    34
            -----------

Section 8.  Miscellaneous....................................................    46
            -------------
        8A.   Expenses.......................................................    46
              --------
        8B.   Remedies.......................................................    47
              --------
        8C.   Purchaser's Investment Representations.........................    47
              --------------------------------------
        8D.   Funding Letter.................................................    48
              --------------
        8E.   Consent to Amendments..........................................    48
              ---------------------
        8F.   Survival of Representations and Warranties.....................    48
              ------------------------------------------
        8G.   Successors and Assigns.........................................    49
              ----------------------
        8H.   Generally Accepted Accounting Principles.......................    49
              ----------------------------------------
        8I.   Severability...................................................    49
              ------------
        8J.   Counterparts...................................................    49
              ------------
        8K.   Entire Agreement...............................................    49
              ----------------
        8L.   Descriptive Headings; Interpretation...........................    49
              ------------------------------------
        8M.   Governing Law..................................................    50
              -------------
        8N.   Notices........................................................    50
              -------
        8O.   Indemnification................................................    51
              ---------------
              (a)   General..................................................    51
                    -------
              (b)   Environmental Liabilities................................    52
                    -------------------------
        8P.   Standstill.....................................................    53
              ----------
        8Q.   Amendment and Restatement......................................    53
              -------------------------

                             AMENDED AND RESTATED
                              PURCHASE AGREEMENT
                              ------------------

          THIS AMENDED AND RESTATED PURCHASE AGREEMENT (this "Agreement") dated
                                                              ---------
as of August 14, 2000, among Synagro Technologies, Inc., a Delaware corporation (the "Company"), GTCR Fund VII, L.P., a Delaware limited partnership ("GTCR Fund
      -------                                                          ---------
VII"), GTCR Co-Invest, L.P., a Delaware limited partnership ("GTCR Co-Invest
---                                                           --------------
Fund" and together with GTCR Fund VII, the "GTCR Purchasers"), and the
----                                        ---------------
TCW/Crescent Lenders (as defined herein) (each of the GTCR Purchasers and the TCW/Crescent Lenders a "Purchaser" and collectively, the "Purchasers"). Except
                        ---------                         ----------
as otherwise indicated herein, capitalized terms used herein are defined in
Section 7 hereof.
---------

                                   RECITALS

          WHEREAS, the Company and GTCR Fund VII are parties to a Purchase Agreement dated as of January 27, 2000 (the "Original Purchase Agreement");
                                             ---------------------------

          WHEREAS, (i) on January 27, 2000, the Company sold to GTCR Fund VII and, subject to the terms and conditions set forth in the Original Purchase Agreement, GTCR Fund VII purchased from the Company 17,358.824 shares of Series C Preferred and 2,641.176 shares of Series D Preferred, at a price of $1,000 per share; (ii) on February 4, 2000, the Company sold to GTCR Fund VII and, subject to the terms and conditions set forth in the Original Purchase Agreement, GTCR Fund VII purchased from the Company 419.4 shares of Series C Preferred, at a price of $1,000 per share; (iii) on March 24, 2000, the Company sold to GTCR Fund VII and, subject to the terms and conditions set forth in the Original Purchase Agreement, GTCR Fund VII purchased from the Company 225 shares of Series C Preferred at a price of $1,000 per share; (iv) on March 27, 2000, the Company sold to GTCR Fund VII and, subject to the terms and conditions set forth in the Original Purchase Agreement, GTCR Fund VII purchased from the Company 1,260 shares of Series C Preferred at a price of $1,000 per share; and (v) on June 15, 2000, the Company sold to GTCR Fund VII and, subject to the terms and conditions set forth in the Original Purchase Agreement, GTCR Fund VII purchased from the Company 6,840 shares of Series E Preferred;

          WHEREAS, the Company and GTCR Fund VII are parties to a Warrant Agreement, dated June 15, 2000 (the "GTCR Fund VII Warrant Agreement");
                                     -------------------------------

          WHEREAS, pursuant to the GTCR Fund VII Warrant Agreement, on June 15, 2000, the Company granted a warrant to GTCR Fund VII for the purchase of 1,285.5 shares of Series E Preferred, which warrant was immediately exercised by GTCR Fund VII;

          WHEREAS, GTCR Fund VII converted all of the shares of Series C Preferred held by it into shares of Series D Preferred on April 3, 2000, and, as of the close of business on the day before the date hereof, GTCR Fund VII is the record and beneficial owner of 21,904.4 shares of Series D Preferred and 8,125.5 shares of Series E Preferred;

          WHEREAS, the Series D Preferred and the Series E Preferred are convertible into shares of the Company's Common Stock, par value $0.002 per share (the "Common Stock") and, pursuant to the Original Purchase Agreement, the
            ------------
Company has authorized and reserved for issuance upon conversion of the Series D Preferred and the Series E Preferred at least that number of shares of the Common Stock as would be issuable upon conversion of the Series D Preferred and the Series E Preferred held on the date hereof by GTCR Fund VII;

          WHEREAS, the Company, the GTCR Purchasers and the TCW/Crescent Lenders have agreed to enter into this Agreement in order, among other things, to: (a) amend and restate the Original Purchase Agreement in its entirety and (b) join GTCR Co-Invest Fund and the TCW/Crescent Lenders as parties hereto; and

          WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Company under the Original Purchase Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Original Purchase Agreement is amended and restated in its entirety, and the parties hereto agree as follows:

          Section 1.  Authorizations and Closings.
                      ---------------------------

          1A.  Authorization of the Stock.  The Company shall authorize the
               --------------------------
issuance and sale to the Purchasers of an aggregate 29,003 shares of Series E Preferred for sale to the Purchasers in connection with the August 2000 Closing (as defined below).

          1B.  August 2000 Closing.  At the August 2000 Closing, subject to the
               -------------------
terms and conditions set forth herein, the Company shall sell to each Purchaser and each Purchaser shall purchase from the Company that number of shares of Series E Preferred as is set forth opposite such Purchaser's name on the "Schedule of Purchasers to the August 2000 Closing" attached hereto under the
 -------------------------------------------------
heading "Shares of Series E Preferred Purchased at August 2000 Closing". In consideration for such shares and the Purchaser Warrants referred to in Section
                                                                        -------
2E, each Purchaser shall deliver to the Company the aggregate amount set forth
--
opposite such Purchaser's name under the heading "Consideration for Series E Preferred and Warrants." The closing of the purchase and sale of the Series E Preferred to be purchased pursuant to this Section 1B (the "August 2000
                                           ----------       -----------
Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph
-------
Drive, Chicago, Illinois 60601 at 10:00 a.m. on August 14, 2000 or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers. At the August 2000 Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Series E Preferred to be purchased by it, registered in such Purchaser's name or the name of its nominee, upon payment of the consideration referred to above by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company.

          1C.  Subsequent Closings.
               -------------------

          (a)  The Company engages in the biosolids management business and from time to time undertakes acquisitions which are synergistic with or otherwise complementary to its business. The Purchasers intend to provide up to an aggregate of $125 million in equity financing to the Company as the equity portion of the debt and equity financing necessary to fund the acquisitions which were Approved Uses under the Original Purchase Agreement, to fund the acquisition taking place on the date of this Agreement and to fund future acquisitions (each, an "Acquisition") and for certain other uses, in each case
                        -----------
as approved by the Board of Directors of the Company (the "Board") and the GTCR
                                                           -----
Purchasers (an "Approved Use").  In order to implement the foregoing, the GTCR
                ------------
Purchasers may purchase from time to time after the August 2000 Closing, subject to the terms and conditions set forth herein, upon the written request of the Board in connection with an Approved Use, up to an additional 63,488 shares of one or more New Series (as defined below) at a price of $1,000 per share (such amounts to be adjusted from time to time as a result of stock dividends, stock splits, recapitalization and similar events) (each, a "Subsequent Closing"). In
                                                       ------------------
connection with each such Subsequent Closing, the Board shall designate a new series of convertible preferred stock in the form of and with the rights and preferences of the certificate of designations set forth as Exhibit A hereto and
                                                            ---------
with an initial Conversion Price specified therein which shall be mutually agreed upon by the Board and the Majority Holders (a "New Series"), taking into
                                                      ----------
account, among other things, an assumed equity value for the Company equal to the result of (i) seven multiplied by the Company's earnings before interest, taxes and amortization minus (ii) the Company's outstanding indebtedness. Any additional purchases of Preferred Stock by the GTCR Purchasers pursuant to this Agreement shall be allocated between the GTCR Purchasers in accordance with the allocation percentages opposite to each GTCR Purchaser's name under the heading "GTCR Allocations" on the Schedule of Purchasers to the August 2000 Closing.
                          -------------------------------------------------

          (b) Simultaneously with any purchase by the GTCR Purchasers of Preferred Stock at such Subsequent Closing pursuant to Section 1C(a) above, the
                                                       -------------
TCW/Crescent Lenders will purchase, and the Company will sell to the TCW/Crescent Lenders, at a price of $1,000 per share, a number of shares of the series of Preferred Stock being sold to the GTCR Purchasers at such Subsequent Closing equal to (i) the number of shares of Preferred Stock to be purchased by the GTCR Purchasers from the Company at such Subsequent Closing, multiplied by
(ii) 0.059322034; provided, however, that, with respect to a Subsequent Closing,
                  --------  -------
the TCW/Crescent Lenders shall not have the right to purchase (and the Company shall not have the right or obligation to sell to the TCW/Crescent Lenders) Preferred Stock pursuant to this Section 1C(b) in connection with such
                                 -------------
Subsequent Closing if the Initial Lender has agreed to make a loan to the Company pursuant to the Subordinated Loan Agreement at such Subsequent Closing and the TCW/Crescent Lenders do not make a loan pursuant to the Subordinated
Loan Agreement at such Subsequent Closing.   The maximum aggregate amount that
the TCW/Crescent Lenders shall fund pursuant to this Section 1C(b) shall be
                                                     -------------
$3,766,213. Any purchases of Preferred Stock by the TCW/Crescent Lenders pursuant to this Agreement shall be allocated among the TCW/Crescent Lenders in accordance with the allocation percentages opposite to each TCW/Crescent Lender's name under the heading

"TCW/Crescent Allocations" on the Schedule of Purchasers to the August 2000
                                  -----------------------------------------
Closing. For the avoidance of doubt, for all purposes hereof, each purchase of
-------
Preferred Stock by the TCW/Lenders pursuant to this Section 1C(b) will be deemed
                                                    -------------
to be at and a part of each Subsequent Closing.

          (c) The closing of the purchase and sale of the Preferred Stock to be purchased at each Subsequent Closing pursuant to Section 1C(a) and (b) shall
                                                 ---------------------
take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 or at such other place as may be mutually agreeable to the Company and the GTCR Purchasers. At each Subsequent Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Preferred Stock to be purchased by it, registered in such Purchaser's or the name of its nominee, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company.

          Section 2.  Conditions of Purchasers' Obligation at the August 2000
                      -------------------------------------------------------
Closing.  The obligation of each Purchaser to purchase and pay for the Series E
-------
Preferred to be purchased by it at the August 2000 Closing is subject to the satisfaction as of the August 2000 Closing of the following conditions:

          2A.  General Conditions.  Each of the conditions set forth in Section
               ------------------                                       -------
3 shall have been satisfied with respect to the August 2000 Closing.
-

          2B.  Subordinated Loan Agreement.  The Company and the Purchasers
               ---------------------------
shall have entered into the Subordinated Loan Agreement, and the Subordinated Loan Agreement shall be in full force and effect as of the August 2000 Closing.

          2C.  Registration Agreement.  The Company and the Purchasers shall
               ----------------------
have entered into the amended and restated registration agreement, dated as of the date of this Agreement, (the "Registration Agreement"), and the Registration
                                  ----------------------
Agreement shall be in full force and effect as of the August 2000 Closing.

          2D.  Stockholders Agreement.  The Company and the Purchasers shall
               ----------------------
have entered into the Stockholders Agreement, and the Stockholders Agreement shall be in full force and effect as of the August 2000 Closing.

          2E.  Warrant.  The Company shall have granted to each Purchaser a
               -------
Purchaser Warrant, exercisable for the number of shares of Series E Preferred set forth opposite such Purchaser's name on the Schedule of Purchasers to the
                                                -----------------------------
August 2000 Closing under the heading "Shares of Series E Preferred Granted
-------------------
Under Purchaser Warrant", and the Purchaser Warrants shall be in full force and effect as of the August 2000 Closing.

          2F.  Fees and Expenses.  The Company shall have reimbursed each
               -----------------
Purchaser for its fees and expenses as provided in Section 8A hereof.
                                                   ----------

Any condition specified in this Section 2 may be waived only if such waiver is
                                ---------
set forth in a writing executed by each of the Purchasers.

          Section 3.  General Conditions to Purchasers' Obligation to Make
                      ----------------------------------------------------
Purchases.   The obligation of each Purchaser to purchase the Preferred Stock at
---------
each Closing is subject to the satisfaction of the following conditions, each as of the date of each such Closing:

          3A.  Representations and Warranties.  All representations and
               ------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties qualified by a materiality standard including, without limitation, a Material Adverse Effect qualifier, which shall be true and correct in all respects) as of the making of such purchase, before and after giving effect to such purchase and to the application of the proceeds therefrom, with the same effect as though such representations and warranties had been made on and as of such date, except that
(a) references to financial statements and the Latest Balance Sheet in such representations and warranties shall be deemed to refer for this purpose to the financial statements required to be provided to the Purchasers pursuant to
Section 4A hereof and the latest consolidated balance sheet of the Company
----------
required to be provided to the Purchasers pursuant to Section 4A hereof,
                                                      ----------
respectively, and (b) references to the date of this Agreement, the August 2000 Closing Date and the like shall be deemed to refer to the date of the making of such purchase.

          3B.  No Default.  No Default or Event of Default (as such terms are
               ----------
defined in the Subordinated Loan Agreement) shall exist as of the date of such purchase or would result from the consummation of the borrowings by the Company under the Subordinated Loan Agreement made concurrently with such purchase of Preferred Stock.

          3C.  Approved Use.  The GTCR Purchasers shall have approved the
               ------------
acquisition or other Approved Use being financed therewith and the Purchasers shall have received such documents and deliveries in connection therewith as reasonably requested by them. The Purchasers shall have received evidence satisfactory to them that the proceeds of such purchase will be used for the Approved Use.

          3D.  Acquisitions.  No default or material breach of performance shall
               ------------
have occurred under the agreements related to the Acquisition, if any, for which the Preferred Stock is being purchased, and all of the buyers' material conditions to closing thereunder shall have been satisfied and not waived (except with the GTCR Purchasers' consent).

          3E.  Certificates of Designation.  With respect to the August 2000
               ---------------------------
Closing, the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock, other than the certificates of designation establishing the terms of the Series A, Series B, Series C, Series D, and Series E Preferred. With respect to any Subsequent Closing, the Company shall have duly adopted, executed and filed with the Secretary of State of Delaware a Certificate of Designation of Rights and Preferences establishing the terms and the relative rights and preferences of the New Series, which shall be identical in all respects to the form of certificate of designation attached hereto as Exhibit A except that the
                                                 ---------
Conversion Price set forth therein shall be as agreed to by the Board and the Majority Holders pursuant to Section 1C(a) hereof (the "New Series Certificate
                             -------------              ----------------------
of Designations"), and the Company shall not have adopted or filed any other
---------------
document designating terms, relative rights or preferences of its preferred stock, other than the certificates of designation establishing the terms of the Series A, Series B, Series C, Series D and Series E Preferred and any other previously issued New Series. Each of the Series E Certificate of Designations and any New Series Certificate of Designations shall be in full force and effect as of such Closing under the laws of Delaware and shall not have been amended or modified.

          3F.  Opinion of Counsel to the Company.  The Purchasers shall have
               ---------------------------------
received an opinion from the special counsel for the Company, which shall be addressed to the Purchasers, dated the date of the Closing and in form and substance reasonably satisfactory to the Purchasers.

          3G.  Opinion of Company General Counsel.  The Purchasers shall have
               ----------------------------------
received an opinion from Alvin L. Thomas II, general counsel for the Company, or his successor, if any, which shall be addressed to the Purchasers, dated as of the date of such Closing, and in form and substance reasonably satisfactory to the Purchasers.

          3H.  Acquisition Opinions.  To the extent the Company or any of its
               --------------------
Subsidiaries receives (or is otherwise entitled to rely on) an opinion of counsel in connection with any Acquisition, such opinion shall also be addressed to the Purchasers or the Purchasers shall otherwise be entitled to rely thereon.

          3I.  Authorization; Listing.  The Common Stock issuable upon
               ----------------------
conversion of (i) all outstanding shares of Preferred Stock and (ii) the Preferred Stock to be issued in connection with such Closing shall have been duly authorized and reserved for issuance and such Common Stock shall have been approved for listing on the NASDAQ SmallCap Market ("Nasdaq"), subject to
                                                     ------
official notice of issuance.

           3J. Closing Documents.  The Company shall have delivered to the
               -----------------
Purchasers all of the following documents:

               (a) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Sections 3A through 3I,
                                               -----------         --
     inclusive, have been fully satisfied;

               (b) certified copies of the resolutions duly adopted by the Board authorizing the issuance and sale of the Preferred Stock at such Closing and the filing of the certificate of designations filed in connection with such sale of Preferred Stock;

               (c) certified copies of the Company's certificate of incorporation and all of its certificates of designation and the Company's bylaws, each as in effect at the Closing; and

               (d) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal).

          3K.  Compliance with Applicable Laws.  The purchase of Preferred Stock
               -------------------------------
by each Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject any Purchaser to any penalty or liability under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which any such Purchaser is subject.

Any condition specified in this Section 3 may be waived in whole or in part by
                                ---------
the Majority Holders, in their sole discretion, only if such waiver is set forth in a writing executed by the Majority Holders. Upon the waiver of any condition specified in this Section 3 by the Majority Holders, the Majority Holders shall
                  ---------
give notice thereof to the other Purchasers in accordance with Section 8M
                                                               ----------
hereof.

          Section 4.  Covenants.
                      ---------

          4A.  Financial Statements and Other Information.  The Company shall
               ------------------------------------------
deliver to each Purchaser (so long as such Purchaser holds any Preferred Stock) and to each holder of at least 15% of the Investor Preferred:

               (i)    Audit Report.  Promptly when available and in any event
                      ------------
within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year certified without qualification by Arthur Andersen LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Majority Holders, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings for the Company and its Subsidiaries for such Fiscal Year, certified by the chief financial officer of the Company.

               (ii)   Quarterly Reports. Promptly when available and in any
                      -----------------
event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and consolidated statements of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by the chief financial officer of the Company.

               (iii)  Monthly Reports.  Promptly when available and in any
                      ---------------
event within 30 days after the end of each of the first two months of each Fiscal Quarter, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings for such month and for the period beginning with the first day of the applicable Fiscal Year and ending on the last day of such month, certified by the chief financial officer of the Company.

               (iv)   Reports to SEC and to Shareholders. Promptly upon the
                      ----------------------------------
filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC (excluding exhibits thereto, provided that the Company shall promptly deliver any such exhibit to the Purchasers upon request therefor); copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to shareholders generally concerning material developments in the business of the Company or any of its Subsidiaries.

               (v)    Notice of Default, Litigation and ERISA Matters. Promptly
                      -----------------------------------------------
upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

               (a) the occurrence of an Event of Default or a Default under the Subordinated Loan Agreement or an Event of Noncompliance;

               (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Purchasers which has been instituted or, to the knowledge of the Company, is threatened against the Company or any of its Subsidiaries or to which any of the properties of any thereof is subject which, if adversely determined, might reasonably be expected to have a Material Adverse Effect;

               (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent; provided that such matter would reasonably be expected to have a Material
--------
Adverse Effect.

               (d) any cancellation (without replacement) or material change in any insurance maintained by the Company or any Subsidiary thereof, which would reasonably be expected to have a Material Adverse Effect;

               (e) any event (including any violation of any Environmental Law or the assertion of any Environmental Claim) which would reasonably be expected to have a Material Adverse Effect;

               (f) any event or circumstance which requires the Company to give notice to the Senior Lenders under the Credit Documents; or

               (g)  any notice of default received by it under any Credit
Document.

               (vi)   Management Reports. Promptly upon the request of any
                      ------------------
Purchaser, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

               (vii)  Projections. As soon as practicable and in any event
                      -----------
within 60 days after the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Company to GTCR Fund VII prior to the August 2000 Closing Date.

               (viii) Other Information.  From time to time such other
                      -----------------
information concerning the Company and its Subsidiaries as any Purchaser may reasonably request.

          4B.  Inspection of Property.  The Company shall permit any
               ----------------------
representatives designated by any Purchaser (so long as any Purchaser holds any Preferred Stock) or any holder of at least 15% of the outstanding Investor Preferred, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided that the Company shall have the right to have its chief financial officer present at any meetings with the Company's independent accountants.

          4C.  Listing. The Company shall use its reasonable best efforts to
               -------
continue to have its Common Stock listed on Nasdaq or a national securities exchange for so long as any Preferred Shares are outstanding. Prior to the August 2000 Closing, the Company shall prepare and submit to Nasdaq a listing application covering the shares of Common Stock issuable upon conversion of the Series E Preferred being issued at the August 2000 Closing and shall obtain approval for the listing of such shares, subject to official notice of issuance. Prior to each Subsequent Closing, the Company shall prepare and submit to Nasdaq a listing application covering the shares of Common Stock issuable upon conversion of the New Series to be purchased in connection with such Subsequent Closing and shall obtain approval for the listing of such shares, subject to official notice of issuance.

          4D.  Section 203 of the DGCL.  The Board shall not adopt any
               -----------------------
resolution containing any provisions, relating to the exemption from Section 203 of the DGCL granted to the GTCR Purchasers or their Affiliates which would adversely affect or otherwise impair the rights of the GTCR Purchasers or their Affiliates thereunder.

          4E.  [Reserved].
               ----------

          4F.  Restrictions.  For so long as the Purchasers collectively hold
               ------------
shares of Investor Preferred convertible into at least 15% of the outstanding shares of Common Stock (after giving effect to such conversion), the Company shall not, without the prior written consent of the Majority Holders:

               (a) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, other than payments of dividends on, or redemption payments in respect of, the Preferred Stock pursuant to the Certificates of Designation;

               (b) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) other than redemptions of Preferred Stock pursuant to the Certificates of Designation;

               (c) except as expressly contemplated by this Agreement or pursuant to obligations currently in effect, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any Subsidiary to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of,
     (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (ii) any equity securities (or any securities convertible into or exchangeable for any equity securities) or rights to acquire any equity securities, other than the issuance of equity securities by a Subsidiary to the Company or another Subsidiary; provided, that, this Section 4F(c) shall not prevent
                            --------  ----       -------------
     the Company from (x) authorizing or issuing options to its employees and directors in an amount representing not more than 15% of the then-outstanding Common Stock

     (assuming exercise of the Warrants and conversion of all Preferred Stock) or (y) issuing equity securities in connection with an acquisition approved by the GTCR Purchasers;

               (d) make, or permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

               (i) equity Investments existing on the August 2000 Closing Date in wholly-owned Subsidiaries identified on the "Subsidiary
                                                                    ----------
               Schedule" attached hereto;
               --------

               (ii) equity Investments in Subsidiaries acquired after the August 2000 Closing Date in transactions approved by the GTCR Purchasers including approved Acquisitions (unless not required to be approved pursuant to Section 4F(e));
                                          --------------

               (iii) in the ordinary course of business, contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

               (iv) in the ordinary course of business, Investments by the Company in any Subsidiary or by any of the Subsidiaries in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 6.9 of the Subordinated
                                              -----------
               Loan Agreement;

               (v)    Suretyship Liabilities permitted by Section 6.9 of the
                                                          -----------
               Subordinated Loan Agreement;

               (vi) loans to officers and employees not exceeding (i) $287,500 in the aggregate to any single individual or (ii) $575,500 in the aggregate for all such individuals;

               (vii) good faith deposits and escrow accounts in connection with prospective acquisitions of stock or assets for Acquisitions approved by the GTCR Purchasers;

               (viii) Cash Equivalent Investments; and

               (ix) bank deposits in the ordinary course of business; provided that the aggregate amount of all such deposits
               --------
               (excluding (x) amounts in payroll accounts or for accounts payable, in each case to the extent that checks have been issued to third parties, and (y) amounts maintained (in the ordinary course of business consistent with past practice) in accounts of any Person which is acquired by the Company or a Subsidiary in accordance with the terms hereof during the 45 days following the date of such acquisition) which are maintained with any bank other than a Senior Lender shall not at any time exceed (x) in the case of such deposits with any single bank, $115,000 for three consecutive Business Days and (y) in the case of all such deposits, $1,115,000 for three consecutive Business Days;

provided that no Investment otherwise permitted by clause (ii), (iii), (iv),
--------                                           -----------  -----  ----
(v), (vi) or (vii) shall be permitted to be made if, immediately before or after
---  ----    -----
giving effect thereto, any Event of Default or Default or any Event of Noncompliance shall have occurred and be continuing;

               (e) be a party to, or permit any Subsidiary to be a party to, any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into, with or to any other Wholly-Owned Subsidiary; (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary; and (c) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any other Person where (1) such assets (in the case of an asset purchase) are for use, or such Person (in the case of a stock purchase) is engaged, or after the acquisition will be, in the business activities permitted by Section 4F(f); (2) immediately before or after
                             -------------
     giving effect to such purchase or acquisition, no Event of Default or Default s under the Subordinated Loan Agreement shall have occurred and be continuing; (3) the aggregate consideration to be paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such purchase or other acquisition after the date hereof (or any series of related acquisitions) is less than $10,000,000 for any single transaction or series of related transactions and less than $50,000,000 in the aggregate for all such transactions; (4) the Company is in pro forma compliance with all the financial ratios and restrictions set
        --- -----
     forth in Section 6.8 of the Subordinated Loan Agreement; and (5) the
              -----------
     proceeds of any of the Preferred Stock hereunder are not used to finance such transactions;

               (f) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the management, processing, collection, handling and disposal of non-hazardous bio-solid waste, animal manures, and green and other organic waste or similar non-hazardous waste-related business activities;

               (g) enter into, or permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries and the Purchasers and their respective Affiliates) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates;

               (h) become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Debt owed to, the Company or any Subsidiary or (B) the Company's right to perform the provisions of this Agreement, the Certificates of Designation, the Bylaws or the other Documents;

               (i) except as expressly contemplated by this Agreement, make any amendment to the Certificates of Designation or the Bylaws, or file any resolution of the Board with the Secretary of the State of Delaware, in each case containing any provisions which would increase the number of authorized shares of capital stock or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Preferred Stock under this Agreement, the Certificates of Designation, the Bylaws or the other Documents; or

               (j) create, incur, assume or suffer to exist or permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

               (i) Debt under the Credit Agreement or Permitted Refinancing Debt with respect thereto in an aggregate principal amount at any one time outstanding (including loans, the nominal amount of outstanding letters of credit and all unused commitments) not to exceed (as determined from time to time, the "Maximum Senior
                                                             --------------
               Indebtedness") (A) $30,000,000 of revolving Senior Indebtedness,
               ------------
               (B) $150,000,000 of term Senior Indebtedness, (C) $50,000,000 of Acquisition Loans and (D) $30,000,000 of additional Senior Indebtedness (whether revolving or term) in each case with respect to this Section 4F(j)(i) less the aggregate principal
                               ----------------
               amount of any permanent reductions of commitments for revolving Senior Indebtedness or the Acquisition Loans or repayments of term Senior Indebtedness under the instruments governing such Senior Indebtedness (including, without limitation, payments actually applied to the Senior Indebtedness pursuant to Section
                                                                       -------
               3.5 of the Subordinated Loan Agreement) and (D) guaranties in
               ---
               respect of Debt described in the foregoing clauses (A), (B), (C) and (D);

               (ii) unsecured seller Debt which represents all or part of the purchase price payable in connection with Acquisitions approved by the GTCR Purchasers and the Debt listed on the attached "Unsecured Seller Debt Schedule"; provided that the aggregate
                ------------------------------   --------
               principal amount of all such Debt (other than (i) the Debt designated with an asterisk on the Unsecured Seller Debt Schedule, and (ii) an unsecured seller note payable in connection with the acquisition of EPIC not in excess of $6,000,000, the payment of which is contingent upon the performance of EPIC) shall not at any time exceed $7,500,000;

               (iii) Debt arising under Capital Leases, Debt secured by Liens permitted by subsection 6.10(c) or (d) of the Subordinated Loan
                            ------------------    ---
               Agreement, Rhode Island Non-Recourse Debt in an aggregate amount not to exceed $13,000,000 and other Debt outstanding on the date hereof and listed on the attached "Capital Lease Debt Schedule",
                                                  ---------------------------
               and refinancings of any such Debt so long as the terms applicable to such refinanced Debt are no less favorable to the Company or the applicable Subsidiary than the terms in effect immediately prior to such refinancing, provided that the aggregate amount of
                                          --------
               all such Debt at any time outstanding shall not exceed
               $25,000,000;

               (iv)    Debt of Subsidiaries owed to the Company;

               (v) Hedging Obligations of the Company for the hedging of interest payments on the Senior Indebtedness to the extent required by the Credit Agreement;

               (vi)    unsecured Debt of the Company to Subsidiaries;

               (vii)   the Loans made pursuant to the Subordinated Loan
               Agreement;

               (viii) subordinated Debt issued to former employees to repurchase stock from such former employees in an aggregate principal amount at any time outstanding not to exceed $2,500,000;

               (ix)    the Baltimore Bonds; and

               (x) Suretyship Liabilities with respect to performance and payment bonds issued for the benefit of customers of the Company or its Subsidiaries in the ordinary course of business.

          4G.  Affirmative Covenants.    For so long as any Purchaser holds
               ---------------------
shares of Investor Preferred convertible into at least 15% of the outstanding shares of Common Stock (after giving effect to such conversion), the Company shall, and shall cause each Subsidiary to:

               (a) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and pay and discharge when payable all taxes, assessments and governmental charges (except to the extent the same are being contested in good faith and adequate reserves therefor have been established); and

               (b) enter into and maintain appropriate nondisclosure and noncompete agreements with its key employees.

          4H.  Current Public Information.  At all times after the Company has
               --------------------------
filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          4I.  Public Disclosures.  The Company shall not, nor shall it permit
               ------------------
any Subsidiary to, disclose the Purchasers' name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the Purchasers, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to the Purchasers describing in reasonable detail the proposed content of such disclosure and shall permit the Purchasers to review and comment upon the form and substance of such disclosure.

          4J.  Unrelated Business Taxable Income.  The Company shall not engage
               ---------------------------------
in any transaction which is reasonably likely to cause the Purchasers or any of their limited partners which are exempt from income taxation under Section 501(a) of the IRC and, if applicable, any pension plan that any such trust may be a part of, to recognize unrelated business taxable income as defined in
Section 512 and Section 514 of the IRC.

          4K.  Hart-Scott-Rodino Compliance.  In connection with any transaction
               ----------------------------
in which the Company is involved (an "HSR Transaction") which is required to be
                                      ---------------
reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR Act"), the Company and the Purchasers shall
                                -------
prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with an HSR Transaction. The Company and the Purchasers shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the HSR Transaction; provided that in no event shall the Company or the Purchasers
                 --------
or any of their Affiliates be required to divest any of their assets or Subsidiaries. If the Purchasers are required to make a filing under the HSR Act in connection with an HSR Transaction, the Company will provide to the Purchasers all necessary information relating to the Company for such filing and will pay all fees associated with such filing.

          4L.  Rights Agreement.  The Company will not further amend the Rights
               ----------------
Agreement, or adopt any similar rights plan or rights agreement, in a manner that conflicts with, or restricts the GTCR Purchasers or any of its Affiliates to a greater extent than the amendment to the Rights Agreement as set forth in the representation in Section 6DD.
                      -----------

          4M.  [Reserved].
                ----------

          4N.  [Reserved].
               ----------

          4O.  Board of Director Nominations.  For so long as the GTCR
               -----------------------------
Purchasers hold shares of Investor Preferred convertible into at least 15% of the outstanding shares of Common Stock (after giving effect to such conversion), the GTCR Purchasers and the Nominating Committee of the Board shall have the right to mutually approve all nominations to elect or appoint persons to serve as members of the Board, other than directors elected pursuant to the Certificates of Designation.

           Section 5.  Transfer of Restricted Securities.
                       ----------------------------------

                   (a)  Restricted Securities are transferable only pursuant to
(i) public offerings registered under the Securities Act, (ii) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available and (iii) subject to the conditions specified in clause (b) below, any other legally available means of transfer;
             ----------
provided that the conditions specified in clause (b) shall be deemed to have
                                          ----------
been satisfied without any further action or evidence if the holder of any Restricted Securities shall deliver to the Company a written notice stating that the holder is transferring Restricted Securities to an Affiliate of a Purchaser, provided that the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the provisions contained in this Section 5; provided further, that
                                             ---------
this Section 5 shall not limit the right of each TCW/Crescent Lender to pledge
     ---------
Restricted Securities held by it to a trustee for the benefit of secured noteholders pursuant to documents relating to the financing of such TCW/Crescent Lender.

                   (b) In connection with the transfer of any Restricted Securities (other than a transfer described in Sections 5(a)(i) or (ii) above),
                                               ----------------     --
the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 8C. If the Company
                                            ----------
is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and Section 8C.
                                                         ----------

                   (c) Upon the request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          Section 6.  Representations and Warranties of the Company.  As a
                      ---------------------------------------------
material inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock, the Company hereby represents and warrants to the Purchasers that:

          6A.  Shareholders Consent.  The Shareholders Consent was executed by
               --------------------
the stockholders of the Company set forth on the attached "Shareholders Consent
                                                           --------------------
Schedule", each of whom owns the number of shares of Common Stock indicated next
--------
to such person's name on the Shareholders Consent Schedule (the "Consenting
                                                                 ----------
Stockholders"), before January 27, 2000.  The Consenting Stockholders
------------
collectively own a majority of the outstanding Common Stock. The disclosure provided to the Consenting Stockholders in connection with the solicitation of the Shareholders Consent did not contain a material misstatement of fact or an omission of a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

          6B.  Waiver of Vesting Upon Change in Control.  Each employee and
               ----------------------------------------
director of the Company who has the right (whether granted in an agreement, by action of the Board or otherwise) to have his or her options to purchase the Company's stock vest upon a "change in control" has executed a waiver providing that GTCR Fund VII's and the Initial Lender's investment in the Company pursuant to the this Agreement, the Subordinated Loan Agreement and the GTCR Warrant Agreement, whether on or prior to the date hereof or in the future, shall not be considered a "change in control" and shall not trigger vesting of such person's options. In addition, each employee who has an agreement with the Company that contains provisions allowing such agreement to be terminated upon a "change in control" or requiring the payment of severance upon a "change in control" has executed a waiver providing that GTCR Fund VII's and the Initial Lender's investment in the Company pursuant to this Agreement, the Subordinated Loan Agreement and the GTCR Warrant Agreement, whether on the date hereof or in the future, shall not be considered a "change in control" for purposes of such agreement.

          6C.  Organization, Corporate Power and Licenses.  The Company is a
               ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify (except in those instances in which the failure to be so qualified or to be validly existing and in good standing has not and would not reasonably be expected to have a Material Adverse Effect). The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the GTCR Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

           6D. Capital Stock and Related Matters.
               ---------------------------------

               (a) As of the Closing and immediately thereafter, the authorized, issued and outstanding and reserved capital stock of the Company shall be as set forth on the attached "Capitalization Schedule."
                       -----------------------

               (b) As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Preferred Stock, the Warrants and except as set forth on the Capitalization Schedule. The Capitalization Schedule accurately
             -----------------------      -----------------------
sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the type of security, the number of shares covered, the exercise price, the expiration date and whether such security vests upon a "change in control". As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule and except
                                              -----------------------
pursuant to the Certificates of Designation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

               (c) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Warrant Shares, the Warrants, or the Preferred Stock or the issuance of the Common Stock issuable upon conversion of the Warrant Shares or the Preferred Stock or upon exercise of the Warrants. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Warrants and the Preferred Stock do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except as set forth on the Capitalization Schedule.
                 -----------------------

          6E.  Subsidiaries; Investments.  The Subsidiary Schedule correctly
               -------------------------       -------------------
sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify (except in those instances in which the failure to be so qualified or to be validly existing and in good standing has not and would not reasonably be expected to have a Material Adverse Effect). All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien, except for Liens under the Credit Documents, and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

          6F.  Authorization; No Breach.  The execution, delivery and
               ------------------------
performance of this Agreement and the other Documents, the filing of the Certificates of Designation and the amendment of the Company's bylaws have been duly authorized by the Company. This Agreement, the other Documents and the Certificates of Designation each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights. Except as set forth on the attached "Restrictions Schedule," the
                                             ---------------------
execution and delivery by the Company of this Agreement and the other Documents, the offering, sale and issuance of the Preferred Stock, the issuance of the Common Stock upon conversion of the Preferred Stock, the issuance of Warrants pursuant to the Warrant Agreements, the issuance of the Warrant Shares upon exercise of Warrants, the filing of the Certificates of Designation, and the amendment of the Company's bylaws and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Certificates of Designation or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except as set forth on the Restrictions Schedule, none of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Debt owed to, the Company or another Subsidiary.

          6G.  Financial Statements.  Attached hereto as the "Financial
               --------------------                           ---------
Statements Schedule" are the following financial statements:
-------------------

               (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997, 1998, and 1999, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods ended December 31, 1997, 1998 and 1999; and

               (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2000 (the "Latest Balance Sheet"), and the
                                           --------------------
related statements of income and cash flows (or the equivalent) for the six-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with GAAP, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

The pro forma consolidated balance sheet of the Company and its Subsidiaries as of August 14, 2000, which gives effect to the Transactions and the acquisition of Bio Gro, is also attached hereto in the Financial Statement Schedule and is
                                           ----------------------------
complete and correct in all material respects and presents fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as of such date as if the transactions contemplated by this Agreement had occurred immediately prior to such date, and such balance sheet contains all pro forma adjustments necessary in order to fairly reflect such assumption.

          6H.  Absence of Undisclosed Liabilities.  Except as set forth on the
               ----------------------------------
attached "Liabilities Schedule," the Company and its Subsidiaries do not have
          --------------------
any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement and (iv) obligations under contract not required to be disclosed on the Contracts Schedule.
                                ------------------

          6I.  No Material Adverse Change.  Except as set forth on the attached
               --------------------------
"Adverse Change Schedule," since June 30, 2000, there has been no material
 -----------------------
adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

          6J.  Absence of Certain Developments.
               -------------------------------

               (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since the date of the Latest
                       ---------------------
Balance Sheet, neither the Company nor any Subsidiary has

               (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

               (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

               (c) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

               (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

               (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except for Permitted Encumbrances;

               (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

               (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person;

               (h) suffered any extraordinary losses or waived any rights of value, whether or not in the ordinary course of business or consistent with past practice;

               (i) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

               (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $50,000 in the aggregate;

               (k) made any charitable contributions or pledges in excess of $10,000 in the aggregate;

               (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance;

               (m) made any Investment in or taken steps to incorporate any Subsidiary except for the incorporation of Wholly-Owned Subsidiaries in connection with Acquisitions approved by the Board and the GTCR Purchasers; or

               (n) entered into any other transaction other than in the ordinary course of business or entered into any other material transaction, whether or not in the ordinary course of business consistent with past practice.

               (ii) No officer, director, employee or agent of the Company or any of its Subsidiaries has been or is authorized to make or receive, and the Company does not know of any such person making or receiving, any bribe, kickback or other illegal payment.

          6K.  Assets.  Except as set forth on the attached "Assets Schedule,"
               ------                                        ---------------
the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Permitted Encumbrances. Except as described on the Assets Schedule, the
                                                   ---------------
Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

          6L.  Real Property.
               -------------

          (a)  Owned Properties.  The "Owned Real Property Schedule" attached
               ----------------        ----------------------------
hereto sets forth a list of all owned real property (the "Owned Real Property")
                                                          -------------------
used by the Company or any of it Subsidiaries in the operation of the Company's or any of it Subsidiaries' business. With respect to each such parcel of Owned Real Property and except for Liens in favor of the Senior Lenders: (i) such parcel is free and clear of all covenants, conditions, restrictions, easements, liens or other encumbrances, except Permitted Encumbrances; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupance of any portion of such parcel; and (iii) there are no outstanding actions or rights of first refusal to purchase such parcel, or any portion thereof or interest therein.

          (b)  Leased Properties.  The "Leased Property Schedule" attached
               -----------------        ------------------------
hereto sets forth a list of all of the leases and subleases ("Leases") and each
                                                              ------
leased and subleased parcel of real property in which the Company or any of it Subsidiaries have a leasehold and subleasehold interest (the "Leased Real
                                                              -----------
Property").  With respect to each Lease listed on the Leased Property Schedule:
--------                                              ------------------------
(i) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge, any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (iv) to the best of the Company's knowledge, no party to the Lease has repudiated any provision thereof; (v) to the best of the Company's knowledge, there are no disputes, oral agreements, or forbearance programs in effect as to the Lease; (vi) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed in the Leased
                                                                  ------
Property Schedule; and (vii) neither the Company nor any of its Subsidiaries has
-----------------
assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease.

          (c)  Real Property Disclosure.  Except as disclosed in the Owned Real
               ------------------------                              ----------
Property Schedule and the Leased Property Schedule, there is no Real Property
-----------------         ------------------------
leased or owned by the Company or any of it Subsidiaries used in the Company's or any of it Subsidiaries' business.

          6M.  Tax Matters.
               -----------

               (a) Except as set forth on the attached "Taxes Schedule":  the
                                                        --------------
Company, each Subsidiary and each Affiliated Group have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company, each Subsidiary and each Affiliated Group in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company, any Subsidiary nor any Affiliated Group has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company, each Subsidiary and each Affiliated Group shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); the federal income Tax Returns of the Company and its Subsidiaries have been audited and closed for all tax years through 1998; to the best of the Company's knowledge, no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, any Subsidiary or any Affiliated Group; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's, any Subsidiary's or any Affiliated Group Tax liability.

               (b) Neither the Company nor any of its Subsidiaries has made an election under (S)341(f) of the Internal Revenue Code of 1986, as amended. Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount under (a) Treas. Reg. (S) 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither the Company nor any Subsidiary is a party to any tax sharing agreement. The Company, each Subsidiary and each Affiliated Group have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC (S)6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither the Company nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC (S)280G.

           6N. Contracts and Commitments.
               -------------------------

               (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits
                       ------------------                   -----------------
Schedule," neither the Company nor any Subsidiary is a party to or bound by any
--------
written or oral:

               (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

               (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $75,000 or contract relating to loans to officers, directors or Affiliates;

               (c) contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

               (d) agreement or indenture relating to borrowed money or other Debt or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

          (e) guarantee of any obligation in excess of $100,000 (other than by the Company of a Wholly-Owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

          (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

          (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

          (h) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property);

          (i) warranty agreement with respect to its services rendered or its products sold or leased;

          (j) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

          (k)  sales, distribution or franchise agreement;

          (l) contract, agreement or other arrangement with any officer, director, stockholder, employee or Affiliate, or any Affiliate of any officer, director, stockholder or employee;

          (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

          (n) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $200,000; or agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without penalty.

          (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with
    ------------------
their respective terms in all material respects. The Company and each Subsidiary have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any material contract, agreement or instrument to which the Company or any Subsidiary is subject and; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment to which it is a party.

          6O.  Intellectual Property Rights.
               ----------------------------

               (a)  The attached "Intellectual Property Schedule" contains a
                                  ------------------------------
complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, (iii) unregistered trade names and corporate names owned or used by the Company or any Subsidiary and
(iv) unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary, in each case which are material to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Intellectual Property Schedule also contains a complete and accurate list of all
------------------------------
licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Intellectual
                                                                 ------------
Property Schedule, the Company or one of its Subsidiaries owns all right, title
-----------------
and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. The loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary has not had and would not reasonably be expected to have a Material Adverse Effect, and no such loss or expiration is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all reasonably necessary and desirable actions to maintain and protect the Intellectual Property Rights which they own. To the best of the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company or any Subsidiary have taken all reasonably necessary and desirable actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

               (b) (i) The Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (ii) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of the Company's knowledge, there are no grounds for the same, (iii) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), (iv) the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (v) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule.
                                           ------------------------------

          6P.  Litigation, etc.  Except as set forth on the attached "Litigation
               ---------------                                        ----------
Schedule," there are no actions, suits, proceedings, orders, investigations or
--------
claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

          6Q.  Brokerage.  There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold the Purchasers harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          6R.  Governmental Consent, etc.  No permit, consent, approval or
               -------------------------
authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached "Consents Schedule" and except as
                                              -----------------
expressly contemplated herein or in the exhibits hereto.

          6S.  Insurance.  The attached "Insurance Schedule" contains a
               ---------                 ------------------
description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. Except as set forth on the Insurance Schedule, the Company and its Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

          6T.  Employees. The Company is not aware that any of the persons set
               ---------
forth in the "Key Employees Schedule" hereto has any plans to terminate
              ----------------------
employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

           6U. Employee Benefit Plans.
               ----------------------

          (a)  The attached Employee Benefits Schedule sets forth an accurate
                            --------------------------
and complete list of each employee benefit plan (as such term is defined in
Section 3(3) of ERISA), and any other bonus, deferred compensation, incentive compensation, stock, severance or other plan or arrangement, other than a non-material fringe benefit plan (each of the foregoing, a "Benefit Plan"),
                                                        ------------
currently maintained or contributed to by the Company and its Subsidiaries or with respect to which the Company and its Subsidiaries have or may have any material liability.

          (b) None of the Benefit Plans is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA. No underfunded defined benefit plan has been, during the five years preceding the August 2000 Closing Date, transferred out of the Company's Controlled Group.

          (c) None of the Benefits Plans is a multiemployer plan (as defined in Section 3(37) of ERISA).

          (d) None of the Benefit Plans provides for medical or life insurance benefits to current or future retired or former employees of the Company or any Subsidiary beyond their retirement or other termination of service (other than as required under Section 4980B of the Code or applicable state law).

          (e) None of the Benefit Plans obligates the Company or any Subsidiary to pay any severance or similar benefit solely as a result of a change in control or ownership within the meaning of Section 280G of the Code.

          (f) All required contributions to date by the Company or any Subsidiary under the terms of any Benefit Plan or applicable law have been made within the time prescribed by any such plan or applicable law or properly accrued on the appropriate balance sheet. All contributions, premiums and expenses payable to or in respect of any Benefit Plan or the operation or administration thereof relating to any period on or prior to the date hereof have been paid or properly accrued on the appropriate balance sheet. No material liability has been assessed or is expected to be incurred by the Company or any Subsidiary or any trade or business, whether or not incorporated, which is or would have been at any date of determination occurring within the preceding six years treated as a single employer under Section 414 of the Code together with the Company or the Subsidiaries (each such person, a "Related
                                                                    -------
Person") (either directly or indirectly, including as a result of an
------
indemnification obligation or any joint and several liability obligations) under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, and no event, transaction or condition has occurred or exists that could result in any material liability to the Purchasers, the Company, any Subsidiary or any Related Person or any employee benefit plan of the Company, any Subsidiary or any Related Person. No actions, suits, investigations or claims with respect to any Benefit Plan (other than routine claims for benefits) are pending or, to the knowledge of the Company, threatened, which could reasonably be expected to result in liability to the Company or any Subsidiary.

          (g) Each of the Benefit Plans has been administered in accordance with its terms in all material respects and is in compliance in all material respects with applicable laws and regulations including, without limitation, ERISA and the Code.

          (h) Each of the Benefit Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code and the trust forming a part thereof has received a favorable determination letter from the IRS to be so qualified and to the extent that each such trust is exempt from taxation under section 501(a) of the Code, and, to the knowledge of the Company, nothing has occurred since the date of such determination that could adversely affect such qualification or tax-exempt status.

          6V.  Compliance with Laws.  Neither the Company nor any Subsidiary has
               --------------------
violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of any such violation.

          6W.  Environmental and Safety Matters.
               --------------------------------

          Except as set forth on the attached "Environmental Schedule":
                                               ----------------------

          (a) The Company and its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor its Subsidiaries have received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or its Subsidiaries or any of their properties or facilities that has not been complied with.

          (b) Without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied with, and are currently in compliance with, all material, permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their properties or facilities or the operation of their businesses. A list of all such permits, licenses and other authorizations is set forth on the attached Environmental Schedule.
                          ----------------------

          (c) Neither this Agreement nor the consummation of the transactions con templated by this Agreement shall impose any obligations on the Company and its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (d) To the best of the Company's knowledge, none of the following exists at any property or facility owned, occupied or operated by the Company or any of its Subsidiaries if the existence of same would violate Environmental
Laws:

               (i)    underground storage tanks or surface impoundments;

               (ii)   asbestos-containing materials in any form or condition; or

               (iii) materials or equipment containing polychlorinated biphenyls.

          (e) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company or its Subsidiaries pursuant to Environmental and Safety Requirements (including, without limitation, any liability for response costs, natural resource damages or attorneys fees pursuant to CERCLA).

          (f) Neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (g) No Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.

          6X.  Affiliated Transactions.  Other than each Purchaser and its
               -----------------------
Affiliates, except as set forth on the attached "Affiliated Transactions
                                                 -----------------------
Schedule," no officer, director, employee, or Affiliate of the Company or any
--------
Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

          6Y.  Real Property Holding Corporation Status.  Since its date of
               ----------------------------------------
incorporation, the Company has not been, and as of the date of the Closing shall not be, a "United States real property holding corporation", as defined in
Section 897(c)(2) of the Code, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a "United States real property holding company," and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

          6Z.  Customers and Suppliers.
               -----------------------

               (a)  The attached "Customer Schedule" lists the 10 largest
                                  -----------------
customers of the Company (on a consolidated basis) for each of the two most recent Fiscal Years and sets forth opposite the name of each such customer the percentage of consolidated net sales attributable to such customer. The Customer
                                                                        --------
Schedule also lists any additional current customers which the Company
--------
anticipates shall be among the 10 largest customers for the current Fiscal Year.

               (b) Since the date of the Latest Balance Sheet, no material supplier of the Company or any Subsidiary has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Company or any Subsidiary, and no customer listed on the Customer Schedule
                                                             -----------------
has indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from the Company or any Subsidiary.

          6AA. Reports with the Securities and Exchange Commission.  The
               ---------------------------------------------------
Company's annual report on Form 10-K for its three most recent Fiscal Years, all other reports or documents required to be filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act since the filing of the most recent annual report on Form 10-K and its most recent annual report to its stockholders do not contain any material false statements or any misstatement of any material fact and do not omit to state any fact necessary to make the statements set forth therein not misleading. The Company has made all filings with the Securities and Exchange Commission which it is required to make, and the Company has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the reports described in this paragraph.

          6BB. Investment Company.  The Company is not an "investment company"
               ------------------
as defined under the Investment Company Act of 1940.

          6CC. Section 203 of the DGCL; Takeover Statute. The Board of Directors
               -----------------------------------------
has taken all actions necessary or advisable so that the restrictions contained in Section 203 of the Delaware General Corporate Law ("DGCL") applicable to a
                                                       ----
"business combination" (as defined in such Section) will not apply to the execution, delivery or performance of this Agreement or any of the other Documents or the consummation of the transactions contemplated hereby or thereby, including the issuance of the Series C Preferred, the Series D Preferred, the Series E Preferred, the Warrants and all New Series of Preferred Stock. The execution, delivery and performance of this Agreement or any of the other Documents and the consummation of the transactions contemplated hereby or thereby will not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws.

          6DD. Rights Agreement.  The Rights Agreement has been amended to
               ----------------
provide that the GTCR Purchasers and GTCR Capital Partners, L.P. and their respective Affiliates shall be an "Exempt Person" (and therefore not an
                                   -------------
"Acquiring Person") under such plan and that the Rights Agreement is otherwise
 ----------------
inapplicable to the execution and delivery of this Agreement, the other Documents and the transactions contemplated hereby and thereby, including the issuance of the Series C Preferred, the Series D Preferred, the Series E Preferred, the Warrants and all issuances of New Series of Preferred Stock. No "Distribution Date" has occurred within the meaning of the Rights Agreement, and
 -----------------
the consummation of the transactions contemplated hereby and by the other Documents will not result in the occurrence of a Distribution Date. The Company has taken all action required to render the Rights Agreement (and the "Rights"
                                                                       ------
thereunder) inapplicable to this Agreement, the other Documents and the transactions contemplated hereby and thereby.

          6EE. Purchaser Warrants.  The Company has granted to each Purchaser,
               ------------------
on the date hereof, a Purchaser Warrant.

          6FF. Disclosure.  All information heretofore or contemporaneously
               ----------
herewith furnished in writing by the Company or any Subsidiary to any Purchaser for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to any Purchaser pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Purchasers that (a) any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts will likely differ from projected or forecasted results and (b) any information provided by the Company or any Subsidiary with respect to any Person or assets acquired or to be acquired by the Company or any Subsidiary shall, for all periods prior to the date of such acquisition, be limited to the knowledge of the Company or the acquiring Subsidiary after reasonable inquiry). There is no fact known to the Company which the Company has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware (other than general economic and industry conditions) and which has had or would reasonably be expected to have a Material Adverse Effect.

On the August 2000 Closing Date and the date of each Subsequent Closing, or at any other time at which the Company or its Subsidiaries is required to make representations and warranties hereunder, each representation and warranty shall be made after giving effect to each purchase of Preferred Stock hereunder, each borrowing under the Subordinated Loan Agreement and under the Credit Agreement and the application of the proceeds therefrom including the acquisition of Bio Gro or any other Acquisition as if such acquisition had at that time been made. Without limiting the foregoing, to the extent representations and warranties are being made in connection with a purchase of Preferred Stock the proceeds of which will be used to consummate an Acquisition, the Company's "Subsidiaries" in such representations and warranties shall include the entities and businesses being acquired pursuant to such Acquisition.

The Company shall have the right to supplement and amend the Schedules to this Agreement with respect to events occurring after the date of this Agreement, which such new event, when scheduled, shall not constitute a breach hereof; provided that any such amendment or supplement shall be approved by the Majority
--------
Holders and shall be in a form satisfactory to the Majority Holders; and further
                                                                         -------
provided that no such amendment or supplement shall cure a breach hereunder.
--------

          Section 7.  Definitions.  For the purposes of this Agreement, the
                      -----------
following terms have the meanings set forth below:

          "Acquisition Loans" has the meaning set forth in the Credit Agreement.
           -----------------

          "Affiliate," as applied to any Person, means any other Person directly
           ---------
or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly, indirectly or beneficially, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. For purposes of this Agreement, all holdings of Preferred Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

          "Affiliated Group" means any affiliated group as defined in IRC
           ----------------
(S)1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which the Company or any of its Subsidiaries was a member.

          "August 2000 Closing Date" means the date of the August 2000 Closing.
           ------------------------

          "Baltimore Bonds" means the $58,550,000 Limited Obligation Solid
           ---------------
Waste Disposal Revenue Bonds (Wheelabrator Water Technologies Baltimore L.L.C. Projects), 1996 Series.

          "Bio Gro" means Wheelabrator Water Technologies, Inc., a Maryland
           -------
corporation, and Residuals Processing, Inc., a California corporation, and each of their respective Subsidiaries.

          "Bio Gro Acquisition Agreement" means the Stock Purchase Agreement,
           -----------------------------
dated as of April 28, 2000, by and among Resco Holdings, Inc., a Delaware corporation, Waste Management Holdings, Inc., a Delaware corporation, Waste Management, Inc., a Delaware corporation, and the Company, as amended from time to time.

          "Business Day" means any day excluding Saturday, Sunday and any day
           ------------
which is a legal holiday under the laws of the States of Illinois or Texas or is a day on which banking institutions located in Chicago, Illinois or Houston, Texas are authorized or required by law or other governmental action to close.

          "Capital Lease" means, with respect to any Person, any lease of (or
           -------------
other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

          "Cash Equivalent Investment"  means, at any time, (a) any evidence of
           --------------------------
Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c))
                                                                   ----------
which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value
                             -----------         ---
at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Bank for the purpose of investing in loans to any corporation (other than the Company or an Affiliate of the Company), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended, or any other Environmental and Safety Requirements.

          "Certificates of Designation" means, collectively, the Series C
           ---------------------------
Certificate of Designations, the Series D Certificate of Designations, the Series E Certificate of Designation and, once they have been filed with the Delaware Secretary of State, all New Series Certificates of Designation.

          "Closing" means, collectively, the August 2000 Closing and each
           -------
Subsequent Closing.

          "Controlled Group" means all members of a controlled group of
           ----------------
corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

          "Credit Agreement" means the Second Amended and Restated Credit
           ----------------
Agreement, dated as of the date hereof, by and among the Company, various financial institutions (together with their respective successors and assigns (the "Senior Lenders") and Bank of America, N.A., individually and as
      --------------
administrative agent for the Senior Lenders, and related documents pursuant to which the Senior Lenders have extended term and revolving loans to the Company and its Subsidiaries on a senior secured basis, together with any schedules, exhibits, appendices or other attachments thereto, as such agreement may be amended, restated, extended, renewed, supplemented, refinanced, replaced or otherwise modified from time to time (including, without limitation, by increasing the amount of available borrowings thereunder or adding any direct or indirect Subsidiaries of the Company as additional borrowers or guarantors thereunder) and whether by the same or any other agent, lender or group of lenders.

          "Credit Documents" means, collectively, the Credit Agreement, the
           ----------------
related security agreements, guarantees, pledge agreements, notes and the other documents executed in connection therewith, the Intercreditor Agreement, and each other document or instrument executed by the Company, any Subsidiary of the Company or any other obligor under any such documents, including any schedules, exhibits, appendices or other attachments thereto.

          "Debt" of any Person means, without duplication, (a) all indebtedness
           ----
of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the letters of credit), (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person, (h) all Debt of any partnership in which such Person is a general partner, and (i) all Disqualified Stock. The amount of any Person's Debt in respect of any obligation to pay the deferred purchase price of property or services where such obligation (including any such obligation evidenced by a note or similar instrument) is contingent upon sales, revenues, the achievement of a particular business goal or any similar test shall be the maximum amount which (at any date of determination) is reasonably expected to be paid in respect of such obligation as estimated by the Company (subject to the approval of the GTCR Purchasers, which shall not be unreasonably withheld).

          "Default" means any event, act or condition which with notice or lapse
           -------
of time, or both, would constitute an Event of Default.

          "Disqualified Stock" means any preferred capital stock issued by the
           ------------------
Company and its Subsidiaries which, by the terms thereof, could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration prior to the Maturity Date, other than preferred capital stock (a) which is issued in connection with a Public Offering or Sale of the Company, (b) which by its terms does not require mandatory sinking fund payments, redemption or other acceleration prior to the Maturity Date unless the loans under the Subordinated Loan Agreement have been paid in full or (c) which is issued pursuant to or in connection with the Documents.

          "Documents" means this Agreement, the Credit Documents, the
           ---------
Subordinated Loan Documents, the GTCR Fund VII Warrant Agreement, the Bio Gro Acquisition Agreement, the GTCR Warrant Agreement, the TCW Warrant Agreement, the Warrants, the Registration Agreement, the Stockholders Agreement, the Monitoring Agreement, the Professional Services Agreement and all documents, certificates and agreements delivered with respect thereto, in each case, together with any schedules, exhibits, appendices or other attachments thereto.

          "Environmental Claims" means all claims, however asserted, by any
           --------------------
governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances or injury to the environment.

          "Environmental Laws" means all federal, state or local laws, statutes,
           ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed and enforceable duties, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to environmental matters.

          "Environmental Lien" shall mean any Lien, whether recorded or
           ------------------
unrecorded, in favor of any governmental entity, relating to any liability of the Company or any Subsidiary arising under any Environmental and Safety Requirements.

          "Environmental and Safety Requirements" shall mean all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

          "EPIC" means Environmental Protection & Improvement Co., a New Jersey
           ----
corporation.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, or any successor statute.

          "Event of Default" has the meaning set forth in Section 7 of the
           ----------------                               ---------
Subordinated Loan Agreement.

          "Event of Noncompliance" has the meaning set forth in the Series D
           ----------------------
Certificate of Designations.

          "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.
           --------------

          "Fiscal Year" means the fiscal year of the Company and its
           -----------
Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1999") refer to the Fiscal Year ending on December 31 of such calendar year.

          "Funding Letter" means the letter agreement, dated as of August 11,
           --------------
2000, by and among GTCR Fund VII and Bank of America, N.A., as agent, entered into in connection with the Credit Agreement.

          "GAAP" means generally accepted accounting principles set forth from
           ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "GTCR Warrant Agreement" means the Amended and Restated GTCR Warrant
           ----------------------
Agreement, dated as of the date of this Agreement, by and between the Initial Lender and the Company, as amended from time to time.

          "Hazardous Substances" means any hazardous waste, as defined by 42
           --------------------
U.S.C. (S)6903(5), any hazardous substance as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S)9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law, excluding household hazardous waste.

          "Hedging Obligations" means, with respect to any Person, all
           -------------------
liabilities of such Person under interest rate, currency and commodity swap agreements, cap agreements and collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

          "Intercreditor Agreement" has the meaning set forth in the
           -----------------------
Subordinated Loan Agreement.

          "Intellectual Property Rights" means all (i) patents, patent
           ----------------------------
applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Lien" means, with respect to any Person, any interest granted by such
           ----
Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

          "Initial Lender" means GTCR Capital Partners, L.P., a Delaware limited
           --------------
partnership.

          "Investor Preferred" means (i) the Preferred Stock issued hereunder
           ------------------
(including, without limitation, pursuant to Section 1C, the GTCR Fund VII
                                            ----------
Warrant Agreement and the Purchaser Warrants) and (ii) any Preferred Stock issued or issuable with respect to the Preferred Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Preferred, such shares shall cease to be Investor Preferred when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

          "Investment" means, relative to any Person, (a) any loan or advance
           ----------
made by such Person to any other Person (excluding any commission, travel or similar advances made to directors, officers and employees of the Company or any of its Subsidiaries), (b) any Suretyship Liability of such Person, (c) any ownership or similar interest held by such Person in any other Person and (d) deposits and the like relating to prospective acquisitions of businesses.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
reference to any particular IRC Section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.

          "Lenders" means, collectively, GTCR Capital Partners, L.P. and the
           -------
TCW/Crescent Lenders.

          "Majority Holders" means the holders of a majority of the Investor
           ----------------
Preferred.

          "Material Adverse Effect" means a material adverse change in, or a
           -----------------------
material adverse effect on, (a) the business, assets, property, operations, results, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Documents or the rights or remedies, taken as a whole, of the Purchasers thereunder.

          "Maturity Date" has the meaning set forth in the Subordinated Loan
           -------------
Agreement.

          "Monitoring Agreement" means that certain Amended and Restated
           --------------------
Monitoring Agreement, dated as of the date hereof, between the Company, the TCW/Crescent Lenders and GTCR Golder Rauner, L.L.C., as amended from time to time.

          "Multiemployer Pension Plan" means a multiemployer plan, as such term
           --------------------------
is defined in Section 4001(a)(3) of ERISA, and to which the Company or any
              ------------------
member of the Controlled Group may have any liability.

          "Officer's Certificate" means a certificate signed by the Company's
           ---------------------
president or its chief financial officer on behalf of the Company, stating that
(i) the Company has made or has caused to be made such investigations as are necessary in order to verify the accuracy of the information set forth in such certificate and (ii) to the best of the Company's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity
           ----
succeeding to any or all of its functions under ERISA.

          "Pension Plan" means a "pension plan", as such term is defined in
           ------------
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a
------------
Multiemployer Pension Plan), and to
which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five
               ------------
years, or by reason of being deemed to be a contributing sponsor under Section
                                                                       -------
4069 of ERISA.
----

          "Permitted Encumbrances" means (a) statutory liens for current taxes
           ----------------------
or other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics, carriers workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the operation of the Company's or its Subsidiaries' business; (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property; and (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used in connection with the Company's or its Subsidiaries' business.

          "Permitted Refinancing Debt" means any Debt issued in exchange for, or
           --------------------------
the net proceeds of which are used to refinance, renew, replace, defease or refund the Senior Indebtedness (including, without limitation, the stated amounts of letters of credit and all unused commitments); provided that: (1) the
                                                          -------- ----
principal amount of such Debt does not exceed the Maximum Senior Indebtedness (including, without limitation, the stated amounts of letters of credit and all unused commitments) at the time of such refinancing renewal, replacement, defeasance or refunding (plus the amount of reasonable fees and expenses incurred in connection therewith); (2) such Debt has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Senior Indebtedness being refinanced, renewed, replaced, defeased or refunded and such Debt has a final maturity equal to or greater than the Senior Indebtedness being refinanced, renewed, replaced, defeased or refunded; (3) such Debt is ranked superior in right of payment to the Loans on terms at least as favorable to the holders of the Loans as those, if any, contained in the documentation governing the Senior Indebtedness (including the Intercreditor Agreement); (4) the annual interest rate with respect to such Debt (x) if it is a fixed rate, it is not more than 2% per annum more than, and such interest is payable no more frequently than, that of the Senior Indebtedness as in effect on the date hereof and (y) if it is a variable rate, the index used for the calculation of the annual interest rate is substantially similar to and the margins applied to such index are not more than 2% per annum more than, and such interest is payable no more frequently than, that of the Senior Indebtedness as in effect on the date hereof; (5) such Debt is incurred by the Company; and (6) such Debt satisfies the provisions of the subsection of Section 6.9(a) of the
                                                        --------------
Subordinated Loan Agreement pursuant to which the Debt being refinanced was incurred.

          "Person" means an individual, a partnership, a limited liability
           ------
company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means, collectively, the Series D Preferred, the
           ---------------
Series E Preferred and each New Series.

          "Professional Services Agreement" means that certain Professional
           -------------------------------
Services Agreement, dated as of January 27, 2000, between the Company and GTCR Golder Rauner, L.L.C., as amended from time to time.

          "Public Offering" means any offering by the Company of its capital
           ---------------
stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "Purchaser Warrant" means each Warrant granted by the Company pursuant
           -----------------
to Section 2E hereof to each Purchaser in the form of Exhibit C attached hereto.
   ----------                                         ---------

          "Real Property" means the Owned Real Property and Leased Real
           -------------
Property.

          "Release" shall have the meaning set forth in CERCLA.
           -------

          "Restricted Securities" means (i) the Preferred Stock issued hereunder
           ---------------------
and the Purchaser Warrants issued in connection herewith, (ii) the shares of Preferred Stock issuable upon exercise of the Purchaser Warrants and shares of Common Stock issuable upon conversion of the Preferred Stock and (iii) any securities issued with respect to the securities referred to in clause (i) or
(ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 8C have been delivered by the Company
                                   ----------
in accordance with Section 5(ii).  Whenever any particular securities cease to
                   -------------
be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 8C.
                                                    ----------

          "Rhode Island Facility" means the facility and related equipment
           ---------------------
constructed and/or purchased for the Rhode Island Project.

          "Rhode Island Non-Recourse Debt" means Debt incurred for the purpose
           ------------------------------
of constructing or purchasing equipment for the Rhode Island Project which is non-recourse to the

Company and its Subsidiaries (except for customary warranties given in connection with non-recourse Debt).

          "Rhode Island Project" means the proposed project pursuant to which
           --------------------
Providence Soils, LLC would develop a soil manufacturing facility for the processing of biosolids to be located in Johnstown, Rhode Island for which a proposal was submitted in respect to a request for proposals by the Rhode Island Resource Recovery Corporation.

          "Rights Agreement" means the Rights Agreement, dated as of December
           ----------------
20, 1996, between the Corporation and Intercontinental Registrar & Transfer Agency, Inc., as Rights Agent.

          "Sale of the Company" means any transaction or series of transactions
           -------------------
pursuant to which any Person or group of related Persons, other than GTCR Fund VII and its Affiliates, in the aggregate acquires (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default or breach) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, or any similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or
           ----------------------------------
agency succeeding to the functions thereof.

          "Senior Indebtedness" means all obligations of the Company now or
           -------------------
hereafter incurred pursuant to the Credit Documents, including any increase, refinancing, refunding, renewal, extension or replacement thereof permitted hereunder, whether for principal, premium (if any), interest, fees or expenses payable thereon or pursuant thereto.

          "Senior Lenders" is defined in the definition of Credit Agreement.
           --------------

          "Series A Preferred" means the Company's Series A Junior Participating
           ------------------
Preferred Stock, par value $.002 per share.

          "Series B Preferred" means the Company's Series B Redeemable Preferred
           ------------------
Stock, par value $.002 per share.

          "Series C Preferred" means the Company's Series C Convertible
           ------------------
Preferred Stock, par value $.002 per share, having the rights and preferences set forth in the Series C Certificate of Designations.

          "Series D Preferred" means the Company's Series D Convertible
           ------------------
Preferred Stock, par value $.002 per share, having the rights and preferences set forth in the Series D Certificate of Designations.

          "Series E Preferred" means the Company's Series E Convertible
           ------------------
Preferred Stock, par value $.002 per share, having the rights and preferences set forth in the Series E Certificate of Designations.

          "Series C Certificate of Designations" means the Certificate of
           ------------------------------------
Designations, Preferences and Rights of Series C Convertible Preferred Stock of Synagro Technologies, Inc., approved by the Board and filed with the Secretary of State of Delaware on January 26, 2000.

          "Series D Certificate of Designations" means the Certificate of
           ------------------------------------
Designations, Preferences and Rights of Series D Convertible Preferred Stock of Synagro Technologies, Inc., approved by the Board and filed with the Secretary of State of Delaware on January 26, 2000.

          "Series E Certificate of Designations" means the Certificate of
           ------------------------------------
Designations, Preferences and Rights of Series E Convertible Preferred Stock of Synagro Technologies, Inc., approved by the Board and filed with the Secretary of State of Delaware on June 14, 2000.

          "Shareholders Consent" means the action on written consent approved by
           --------------------
a majority of the Company's shareholders on or about January 17, 2000 approving
(a) the conversion of Series C Preferred to Series D Preferred, (b) the issuance of the Common Stock issuable upon conversion of all of the shares of Preferred Stock and all of the Warrant Shares, in each case whether issued on or prior to the date hereof or in the future and (c) the amendment to Company's Restated Certificate of Incorporation as set forth in Exhibit E to the Original Purchase
                                             ---------
Agreement.

          "Subordinated Loan Agreement" means the Amended and Restated Senior
           ---------------------------
Subordinated Loan Agreement, dated as of the date of this Agreement, by and among the Company, certain Subsidiary guarantors, GTCR Capital Partners, L.P. and the TCW/Crescent Lenders, as amended from time to time.

          "Subordinated Loan Documents" means, collectively, the Subordinated
           ---------------------------
Loan Agreement, any related notes and guaranties, including all exhibits, schedules and other attachments thereto.

          "Subsidiary" means any corporation of which the securities having a
           ----------
majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

          "Suretyship Liability" means any agreement, undertaking or arrangement
           --------------------
by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

          "Tax" or "Taxes" means federal, state, county, local, foreign or other
           ---      -----
income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Return" means any return, information report or filing with
           ----------
respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          "TCW/Crescent Lenders" means, collectively, (i) TCW/Crescent Mezzanine
           --------------------
Partners II, L.P., a Delaware limited partnership, (ii) TCW/Crescent Mezzanine Trust II, a Delaware business trust, (iii) TCW Leveraged Income Trust, L.P., a Delaware limited partnership, (iv) TCW Leveraged Income Trust II, L.P., a Delaware limited partnership and TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership.

          "TCW Warrant Agreement" means the TCW Warrant Agreement, dated as of
           ---------------------
the date of this Agreement, by and between the Company and the TCW/Crescent Lenders, as amended from time to time.

          "Transactions" means those transactions contemplated by the Documents.
           ------------

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

          "Warrant Agreements" means the GTCR Warrant Agreement, the TCW Warrant
           ------------------
Agreement and the GTCR Fund VII Warrant Agreement.

          "Warrants" means the warrants to purchase shares of Preferred Stock
           --------
(the "Warrant Shares") issued by the Company to the Initial Lender and the TCW
      --------------
Crescent Lenders in connection
with the making of loans under the Subordinated Loan Agreement and the Purchaser Warrants, in each case pursuant to the applicable Warrant Agreement.

          "Warrant Shares" is defined in the definition of Warrants.
           --------------

          "Weighted Average Life to Maturity" means, when applied to any Debt at
           ---------------------------------
any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Debt.

          "Wholly-Owned Subsidiary" means, with respect to any Person, a
           -----------------------
Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

           Section 8.  Miscellaneous.
                       -------------

          8A.  Expenses.  The Company agrees to pay, and hold each Purchaser and
               --------
all holders of Investor Preferred harmless against liability for the payment of,
(i) the reasonable fees and expenses of their counsels arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (including, without limitation, fees and expenses arising with respect to any subsequent purchase of Preferred Stock pursuant to Section 1C hereof and the fees and expenses of counsel in connection
            ----------
with any required filings by a Purchaser under state and federal securities laws), (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Registration Agreement, the Stockholders Agreement, the Professional Services Agreement, the Monitoring Agreement, the other agreements contemplated hereby and the Certificates of Designation, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock purchased hereunder or in accordance with Section 1C
                                                                    ----------
hereof, (iv) the fees and expenses incurred with respect to the interpretation or enforcement of the rights granted under this Agreement, the Registration Agreement, the Stockholders Agreement, the Professional Services Agreement, the Monitoring Agreement, the other agreements contemplated hereby, the Certificates of Designation and the Company's bylaws and (v) such reasonable travel expenses, rating agency fees, legal fees and other out-of-pocket fees and expenses as have been or may be incurred by each Purchaser, its Affiliates and its Affiliates' directors, officers and employees in connection with any Company-related financing and in connection with the rendering of any other services by a Purchaser or its Affiliates (including, but not limited to, fees and expenses incurred in attending board of directors or other Company-related meetings).

          8B.  Remedies.  Each holder of Investor Preferred shall have all
               --------
rights and remedies set forth in this Agreement and the Certificates of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          8C.  Purchaser's Investment Representations.  Each of the GTCR
               --------------------------------------
Purchasers and the TCW/Crescent Lenders hereby represents as to itself (i) that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, (ii) that it is an "accredited investor" and a sophisticated investor for purposes of applicable U.S. federal and state securities laws and regulations, (iii) that this Agreement and each of the other agreements contemplated hereby constitutes (or will constitute) the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, and (iv) that the execution, delivery and performance of this Agreement and such other agreements by such Purchaser does not and will not violate any laws, and does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Purchaser is subject. Notwithstanding the foregoing, nothing contained herein shall prevent the Purchasers and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 5 hereof. Each
                                                     ---------
certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

          "The securities represented by this certificate were originally issued on [date of issuance] and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Amended and Restated Purchase Agreement, dated as of August 14, 2000 by and among the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          8D.  Funding Letter.
               --------------

          (a) If GTCR Fund VII or GTCR CI are required to contribute cash to the Company to fund a Shortfall pursuant to the Funding Letter, the TCW/Crescent Lenders shall be obligated to contribute an amount of cash to the Company to fund such Shortfall on a pro rata basis with GTCR Fund VII and GTCR CI based on the proportion of Preferred Stock purchased by or issued to (including, without limitation, issued upon exercise of a Purchaser Warrant) the

TCW/Crescent Lenders pursuant to this Agreement in relation to the aggregate Preferred Stock purchased by or issued to (including, without limitation, issued upon exercise of Purchaser Warrants) all of the Purchasers pursuant to this Agreement.

          (b) If a Purchaser is required to contribute cash to the Company in connection with a Shortfall (as defined in the Funding Letter) pursuant to the Funding Letter or Section 8D(a) hereof (in either case, a "Funding Obligation"),
                  -------------                            ------------------
the Company hereby agrees to provide a written request for such investment from the Board to such Purchaser and such investment shall be made at a Subsequent Closing subject to the terms and conditions set forth in this Agreement. In addition, with respect to a Subsequent Closing in connection with a Funding Obligation, the Company hereby agrees to use reasonable best efforts to satisfy the conditions precedent to such Subsequent Closing. Any funds received by the Company from the Purchasers pursuant to a contribution by them in connection with a Funding Obligation shall be applied by the Company to repay outstanding debt under the Credit Agreement. In connection with any Subsequent Closing in connection with a Funding Obligation, each Purchaser purchasing Preferred Stock at such Subsequent Closing shall be entitled to receive from the Company a Purchaser Warrant exercisable for a number of shares of the series of Preferred Stock to be purchased at such Subsequent Closing equal to the number of shares of Preferred Stock to be purchased by such Purchaser at such Subsequent Closing multiplied by 0.111.

          8E.  Consent to Amendments.  Except as otherwise expressly provided
               ---------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Holders and, if any such amendment or action would materially and adversely affect the TCW/Crescent Lenders in a manner different from the GTCR Purchasers, the TCW/Crescent Lenders. No other course of dealing between the Company and the holder of any Preferred Stock or any delay in exercising any rights hereunder or under the Certificates of Designation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Preferred Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

          8F.  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive until the earlier of (i) the redemption of the Preferred Stock and (2) a period of four (4) years from the Closing or from any subsequent closing of additional issuances of Preferred Stock hereunder, as applicable, regardless of any investigation made by any Purchaser or on its behalf (the "Survivability Period").
---------------------

          8G.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchasers' benefit as a purchaser or holder of

Preferred Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock. The rights and obligations of the GTCR Purchasers under this Agreement and the agreements contemplated hereby may be assigned by the GTCR Purchasers at any time, in whole or in part, to any investment fund managed by GTCR Golder Rauner, L.L.C., or any successor thereto. The rights and obligations of the TCW/Crescent Lenders under this Agreement and the agreements contemplated hereby may not be assigned, except to their Affiliates, without the prior written consent of the GTCR Purchasers.

          8H.  Generally Accepted Accounting Principles.  Where any accounting
               ----------------------------------------
determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with GAAP, consistently applied, except that if because of a change in GAAP the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with GAAP, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

          8I.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          8J.  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          8K.  Entire Agreement.  This Agreement, those documents expressly
               ----------------
referred to herein and other documents of even date herewith embody the complete agreement among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          8L.  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          8M.  Governing Law.  The corporate law of Delaware shall govern all
               -------------
issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          8N.  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

     If to the Company:
     -----------------

     Synagro Technologies, Inc.
     1800 Bering Drive, Suite 1000
     Houston, TX 77057
     Attention: Chief Financial Officer
     Telecopier No.: (713) 369-1760

     With a copy to:
     --------------

     Locke Liddell & Sapp LLP
     3400 Chase Tower
     600 Travis Street
     Houston, TX 77002-3095
     Attention: Michael T. Peters
     Telecopier No.: (713) 223-3717

     If to the Purchasers:
     --------------------

     GTCR Fund VII, L.P.
     c/o GTCR Golder Rauner, L.L.C.
     6100 Sears Tower
     Chicago, IL 60606
     Attention: David A. Donnini
     Telecopier No.: (312) 382-2201

     and

     TCW/Crescent Mezzanine Partners II, L.P.
     TCW/Crescent Mezzanine Trust II
     TCW Leveraged Income Trust, L.P.
     TCW Leveraged Income Trust II, L.P.
     TCW Leveraged Income Trust IV, L.P.
     c/o TCW/Crescent Mezzanine, L.L.C.
     200 Crescent Court, Suite 1600
     Dallas, Texas 75201
     Attention: Timothy P. Costello

     Telecopier: (214) 740-7382

     With a copy to:
     --------------

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, IL 60601
     Attention: Stephen L. Ritchie
     Telecopier No.: (312) 861-2200

     and

     Gardere & Wynne, L.L.P.
     3000 Thanksgiving Tower
     1601 Elm Street
     Dallas, TX 75201
     Attention: Gary B. Clark
     Telecopier No.: (214) 999-4667

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided, that, the failure to deliver copies of notices as indicated above
--------  ----
shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by nationally recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

           8O. Indemnification.
               ---------------

               (a) General.  In consideration of each Purchaser's execution and
                   -------
delivery of this Agreement and acquiring the Preferred Stock hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of Preferred Stock and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action,
     -----------
suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified
                                                             -----------
Liabilities"), incurred by the Indemnitees or any of them as a result of, or
-----------
arising out of, or relating to (i) third parties claims relating to (x) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Stock or (y) the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto by any of the Indemnitee,

(ii) a breach of a representation or warranty by the Company of any Subsidiary hereunder in any respect, in the case of representations or warranties qualified by a materiality standard, including, without limitation, a "material adverse effect" qualifier, or in any respect which is material to the business, assets, property, operations, results or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, in the case of all other representations and warranties or (iii) a breach of a covenant by the Company or any Subsidiary under this Agreement or any instrument or other document executed in connection with the transactions contemplated hereby. Notwithstanding the foregoing, Indemnified Liabilities shall not include costs and expenses incurred by any Indemnitee in connection with (i) any violations of law or governmental regulations by such Indemnitee, (ii) any acts of willful misconduct or gross negligence by such Indemnitee or (iii) any actions against such Indemnitee by creditors of such Indemnitee or shareholders or creditors of such Indemnitee's parent companies. THIS INDEMNITY INDEMNIFIES THE INDEMNITEES AGAINST THEIR OWN NEGLIGENCE. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

               (b) Environmental Liabilities.  Without limiting the generality
                   -------------------------
 of the indemnity set out in Section 8O(a) above, the Company shall defend,
                             -------------
protect, indemnify and hold harmless each Purchaser and all other Indemnitees from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, each Purchaser or any other Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future environmental condition of any property owned, operated or used by the Company, any Subsidiary, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including, without limitation, any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under CERCLA, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning, any toxic, chemical or hazardous substance, material or waste), regardless of whether caused by, or within the control of, the Company or any Subsidiary.

          8P.  Standstill.  During the term of this Agreement, each Purchaser,
               ----------
together with any 13d Group (as hereinafter defined) of which it is a part, shall not at any time (i) purchase, offer or agree to purchase, announce an intention to purchase, or otherwise beneficially own, directly or indirectly, any securities or material assets of the Company or any of its Subsidiaries other than the Investor Preferred or shares of Common Stock to be issued upon conversion of such shares or the exercise of the Warrants, (ii) publicly disclose any intention, plan or arrangement inconsistent with the foregoing or
(iii) form, join or in any way participate in a 13d Group in connection with any of the foregoing. The term "13d Group" means a group within the meaning of Section 13(d)(3) of the Securities Exchange Act, but not including any person entitled to file a statement on Schedule 13G.

          8Q.  Amendment and Restatement.  Effective as of the date hereof, the
               -------------------------
Original Purchase Agreement is hereby amended and restated in its entirety and, from and after the date hereof, all references herein to "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Original Purchase Agreement, as amended hereby.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Purchase Agreement on the date first written above.

                                          SYNAGRO TECHNOLOGIES, INC.

                                          By: /s/ Ross M. Patten
                                             -------------------------------
                                          Name:   Ross M. Patten
                                               -------------------------------
                                          Its:    Chairman/CEO
                                              -------------------------------

                                          GTCR FUND VII, L.P.

                                          By:   GTCR Partners VII, L.P.
                                          Its:  General Partner

                                          By:   GTCR Golder Rauner, L.L.C.
                                          Its:  General Partner

                                          By: /s/ David A. Donnini
                                             -------------------------------
                                          Name: David A. Donnini
                                          Its:  Principal


                                          GTCR CO-INVEST, L.P.

                                          By:   GTCR Golder Rauner, L.L.C.
                                          Its:  General Partner

                                          By: /s/ David A. Donnini
                                             -------------------------------
                                          Name: David A. Donnini
                                          Its:  Principal

                                  TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
                                  TCW/CRESCENT MEZZANINE TRUST II
                                  By:  TCW/Crescent Mezzanine II, L.P.
                                       as general partner or managing owner

                                  By:  TCW/Crescent Mezzanine, L.L.C.,
                                       its general partner

                                       By: /s/ Timothy P. Costello
                                          -----------------------------------
                                       Name:    Timothy P. Costello
                                       Title:   Managing Director


                                  TCW LEVERAGED INCOME TRUST, L.P.
                                  By:  TCW Advisors (Bermuda), Limited
                                       as general partner

                                       By: /s/ Darryl L. Schall
                                          ------------------------------------
                                       Name:   Darryl L. Schall
                                       Title:  Managing Director

                                      By:  TCW Investment Management Company,
                                           as Investment Advisor

                                           By: /s/ Timothy P. Costello
                                              --------------------------------
                                           Name:   Timothy P. Costello
                                           Title:  Managing Director

                                     TCW LEVERAGED INCOME TRUST II, L.P.

                                     By:  TCW (LINC II), L.P.
                                          as general partner

                                     By:  TCW Advisors (Bermuda), Ltd.,
                                          as general partner

                                          By: /s/ Darryl L. Schall
                                             --------------------------------
                                          Name:   Darryl L. Schall
                                          Title:  Managing Director

                                     By:  TCW Investment Management Company,
                                          as Investment Advisor

                                          By: /s/ Timothy P. Costello
                                             --------------------------------
                                          Name:   Timothy P. Costello
                                          Title:  Managing Director

                                TCW LEVERAGED INCOME TRUST IV, L.P.

                                By:  TCW Asset Management Company,
                                     as investment advisor

                                     By: /s/ Darryl L. Schall
                                        -----------------------------
                                     Name:   Darryl L. Schall
                                     Title:  Managing Director

                                     By: /s/ Timothy P. Costello
                                        -----------------------------
                                     Name:   Timothy P. Costello
                                     Title:  Managing Director

                                By:  TCW (LINC IV), L.L.C., as general partner
                                By:  TCW Asset Management Company,
                                     as its managing member

                                     By: /s/ Darryl L. Schall
                                        -----------------------------
                                     Name:   Darryl L. Schall
                                     Title:  Managing Director

                                     By: /s/ Timothy P. Costello
                                        -----------------------------
                                     Name:   Timothy P. Costello
                                     Title:  Managing Director

                                LIST OF EXHIBITS
                                ----------------

Exhibit A   -   Form of Certificate of Designations

Exhibit B   -   Form of Stockholders Agreement

Exhibit C   -   Form of Purchaser Warrant

                               LIST OF SCHEDULES
                               -----------------


Schedule of Purchasers to the August 2000 Closing
Subsidiary Schedule
Unsecured Seller Debt Schedule
Capital Lease Debt Schedule
Shareholders Consent Schedule
Capitalization Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Adverse Change Schedule
Developments Schedule
Assets Schedule
Owned Real Property Schedule
Leased Property Schedule
Taxes Schedule
Contracts Schedule
Employee Benefits Schedule
Intellectual Property Schedule
Litigation Schedule
Consents Schedule
Insurance Schedule
Key Employees Schedule
Environmental Schedule
Affiliated Transactions Schedule
Customer Schedule

               Schedule of Purchasers to the August 2000 Closing
               -------------------------------------------------

                                                     Shares of                                        Shares of
                                                     ---------                                        ---------
                                            Series E Preferred          Consideration for    Series E Preferred         Subsequent
                                            ------------------          -----------------    ------------------         ----------
                                                  Purchased at         Series E Preferred         Granted Under           Closings
                                                  ------------         ------------------         -------------           --------
Name of Purchaser                          August 2000 Closing               and Warrants     Purchaser Warrant        Allocations
-----------------                          -------------------               ------------     -----------------        -----------

                                                                                                                              GTCR
                                                                                                                              ----
                                                                                                                        Allocations
                                                                                                                        -----------
GTCR FUND VII, L.P.                                 25,768.744             $25,768,744.07              2,589.635         99.092800%
GTCR CO-INVEST, L.P.                                     0.000             $         0.00                  0.000          0.907200%
                                                 ----------------------------------------------------------------------------------
     Total for GTCR Purchasers                      25,768.744             $25,768,744.07              2,589.635        100.000000%

                                                                                                                        TCW/Crescent
                                                                                                                        ------------
                                                                                                                         Allocations
                                                                                                                         -----------
TCW/CRESCENT MEZZANINE PARTNERS II, L.P.             2,082.284             $ 2,082,283.46                148.024          64.391497%
TCW/CRESCENT MEZZANINE TRUST II                        504.746                $504,745.87                 35.881          15.608503%
TCW LEVERAGED INCOME TRUST, L.P.                       215.586                $215,585.95                 15.325           6.666667%
TCW LEVERAGED INCOME TRUST II, L.P.                    215.586                $215,585.95                 15.325           6.666667%
TCW LEVERAGED INCOME TRUST IV, L.P.                    215.586                $215,585.95                 15.325           6.666667%

                                                  ----------------------------------------------------------------------------------
     Total for TCW/Crescent Lenders                  3,233.788             $ 3,233,787.18                229.880          100.00000%

                                                  --------------------------------------------------------------
    Total for all Purchasers                        29,002.532             $29,002,531.25              2,819.515